EXHIBIT 10.2

PROMISSORY NOTE

$1,385,544.00	Cincinnati, Ohio August 18 , 2009

        FOR VALUE RECEIVED, the undersigned, NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation (“NTS Virginia”) and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (collectively, the “Borrowers”), hereby unconditionally promise to pay to the order of NATIONAL CITY BANK, a national banking association (the “Bank”), as payee, having an office at One East Fourth Street, Cincinnati, Ohio 45202 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION THREE HUNDRED EIGHTY-FIVE THOUSAND FIVE HUNDRED FORTY-FOUR AND 00/100 DOLLARS ($1,385,544.00) or so much as is actually drawn by Borrowers hereunder in lawful money of the United States of America with interest thereon at the Libor Loan Rate in accordance with the terms of this Note.

        1.     Definitions. The following terms shall have the following meanings as used in this Note:

        “Advance” means each disbursement of the proceeds of the Loan evidenced by this Note made under or pursuant to the Construction Loan Agreement.

        “Banking Day” means any day other than a Saturday, Sunday, public holiday or other day on which banking institutions in Cincinnati, Ohio, are generally closed and do not conduct banking business.

        “Construction Loan Agreement” means that certain Development Loan Disbursing Agreement dated of even date herewith, by and between Borrowers and the Bank, together with all modifications and amendments thereto.

        “Deed of Trust” means that certain Deed of Trust, Assignment and Security Agreement dated of even date herewith, granted by NTS Virginia to the Bank and encumbering certain real property located in Spotsylvania County, Virginia and more particularly described therein, together with any and all amendments, modifications or supplements thereto.

        “Default Rate” means an annual interest rate equal to the lesser of (a) four percent (4%) plus the LIBOR Loan Rate existing at the time of calculation of the Default Rate, or (b) the maximum interest rate which Bank may by law charge Borrowers.

        “Eurodollar Banking Day” means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at Cincinnati, Ohio and in New York, New York.

        “Guarantors” shall mean NTS Mortgage Income Fund, a Delaware corporation, NTS Guaranty Corporation, a Kentucky corporation and J.D. Nichols, their successors and assigns, his heirs, executors, administrators, personal representatives and assigns.

        “Guaranties” mean the Unconditional and Continuing Guaranties dated of even date, given by Guarantors in favor of Bank in connection with the loan evidenced by this Note and all amendments, modifications or supplements thereof.

        “Late Charge” means an amount equal to the greater of (i) Twenty and No/100ths Dollars ($20.00), or (ii) five percent (5%) of the amount of such required but unpaid payment to Bank. Such Late Charge is imposed to help defray the expenses incurred by Bank in handling and processing the delinquent payment and to compensate Bank for the loss of the use of the delinquent payment and the amount shall be secured by the Deed of Trust and the other Loan Documents.

        “Libor Loan Rate” means a fluctuating rate which is equal to the sum of the greater of: (i) four and 00/100 percent (4.00%) per annum, plus One Month Libor, determined by Bank, as available, at the end of each Banking Day or (ii) Six and 00/100 percent (6.00%). Bank shall not be required to notify Borrowers of any adjustment in the Libor Loan Rate. Borrowers may, however, request a quote of the prevailing One Month Libor on any Banking Day.

        “Loan Documents” means this Note, the Deed of Trust, the Guaranties and any other agreement, instrument, certificate or document now or hereafter executed to evidence or to secure the indebtedness evidenced by this Note, together with any and all modifications, amendments and supplements thereof.

        “Maturity Date” means September 1, 2010 (or such earlier date as the Bank may accelerate the indebtedness evidenced hereby by reason of Borrowers’ default hereunder or under any other Loan Document).

        “One Month Libor” means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of the Note and with a maturity one month after the date of reference are offered to Bank at 11:00 a.m. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system “Page 3750” report, or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Bank may reference from time to time.

        2.     Applicable Interest Rate. Interest shall be computed at the Libor Loan Rate on a 360-day year basis and on the actual number of days elapsed. All sums payable hereunder shall be payable in lawful money of the United States at the address set forth above or at such other address as the Bank may specify by written notice to Borrowers.

        3.     Payments of Interest. Commencing on the date of this Note and continuing through the Maturity Date, Borrowers shall make monthly interest payments at the Libor Loan Rate on the outstanding principal balance of the indebtedness evidenced hereby. The first such payment shall be due and payable on the 1st day of August, 2009 and subsequently such interest payments shall be due and payable on the 1st day of each successive calendar month thereafter. The entire unpaid principal balance of the indebtedness evidenced hereby, together with all accrued but unpaid interest and all other sums payable to the Bank pursuant to this Note or any other Loan Document, shall be due and payable in a single payment on September 1, 2010.

        4.     Prepayments. Borrowers may prepay this Note, in whole or in part, without premium or penalty at the time of such prepayment.

        5.     Late Charges; Default Rate. If the Borrowers fail to pay, in full, any interest payment or other sum required hereunder, including all sums due hereunder at Maturity, and such failure to pay continues for ten (10) days after Borrowers’ receipt of written notice of such failure to pay, then, in addition to any interest which may accrue at the Default Rate, Borrowers shall pay to Bank, upon demand, a Late Charge. Payment of such Late Charge shall not be construed as an agreement or privilege to extend the date of the payment of any interest payment or other sum required hereunder, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. The payment of a Late Charge will not cure or constitute a waiver of any Event of Default under this Note. In addition, Borrowers agree that upon the occurrence of an Event of Default, Bank shall be entitled to receive and Borrowers shall pay interest on the entire unpaid principal sum then outstanding hereunder at a per annum rate equal to the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which all sums due hereunder are paid in full. Interest calculated at the Default Rate shall be added to the principal, and shall be deemed secured by the Deed of Trust. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of this Note, nor as a waiver of any other right or remedy accruing to Bank by reason of the occurrence of any Event of Default.

        6.     Application of Payments Legal Rate of Interest. Payments, other than prepayments, will be applied first to interest payments in the order of their respective due dates. However, if a payment so applied would pay the principal amount of the Note in full but would leave Late Charges outstanding, the payment will instead be applied to Late Charges prior to being applied to the principal amount of this Note. This Note, the Deed of Trust and the other Loan Documents are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrowers are permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Deed of Trust and the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Libor Loan Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Bank for the use, forbearance, or detention of the debt evidenced by this Note, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the debt evidenced by this Note does not exceed the maximum lawful rate of interest from time to time in effect and applicable to said debt for so long as the debt is outstanding.

        7.     Security for this Note. The indebtedness evidenced by this Note is secured by the Deed of Trust and the other Loan Documents. Reference is made to the Deed of Trust and such other Loan Documents for a description of the rights of the Bank and the security for the indebtedness evidenced by this Note. Neither this reference, the Deed of Trust or any other Loan Document, nor any action taken in respect thereof, shall affect or impair Borrowers’ absolute and unconditional obligation for the payment of the indebtedness evidenced by this Note and other Loan Documents, together with interest thereon at the rate or rates provided above.

        8.     Events of Default. Any of the following events shall be an “Event of Default” under this Note:

(a) Borrowers’ failure to make any payment of interest, including any other sum required hereunder, within ten (10) days of Borrowers’ receipt of written notice from Bank that such payment is due;

        (b)       Borrowers’ failure to make any payment which becomes due and payable under the Deed of Trust or any other Loan Document within ten (10) days after Borrowers’ receipt of written notice from Bank that such amount was not paid when the same was due and payable;

(c) any other Event of Default shall occur under or as defined in the Deed of Trust or any other Loan Document and not cured within applicable cure periods; or

        (d)       any Borrower or any Guarantor voluntarily files, or has filed against it or any one of them, a complaint or action for relief under any bankruptcy or insolvency laws, or for the appointment of a receiver which, solely as to any such involuntary action, is not dismissed within ninety (90) days of its filing.

        9.     Remedies. If any Event of Default occurs, the Bank may, at its option, accelerate the Maturity Date of the Note. If the Bank chooses to accelerate, the entire unpaid principal amount, together with interest at the Default Rate set forth above, shall be immediately due and payable, without demand or notice, both of which are expressly waived by Borrowers. In addition, at any time after and during the pendency of any Event of Default, the Bank may avail itself of any and all other rights and remedies which may then be available to the Bank hereunder, under any Loan Document, at law or in equity. In addition to all liens upon and rights of setoff against the money, securities, or other property of Borrowers given to Bank by law, Bank shall have a lien upon and a right of setoff against all money, securities, and other property of Borrowers, now or hereafter in possession of or on deposit with Bank, whether held in a general or special account or deposit, or for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon, or notice to Borrowers. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Bank. Anything to the contrary contained herein notwithstanding, Bank shall have no right of set-off against any money, securities, or other property of any Affiliate of Borrowers, including any lockbox or treasury management arrangement with Bank, based on an Event of Default. As used herein, “Affiliate” means any person controlling or controlled by or under common control with the Borrowers, including, without limitation, a member, a person or other entity controlling or under common control with any such member, or a member of the immediate family of any such member.

        10.     Miscellaneous Provisions.

        (a)       If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable, the remainder of this Note or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.

        (b)       Borrowers represent and warrant to Bank that all funds received in consideration of the making and delivery of this Note shall be used for business or commercial purposes. All notices required or permitted hereunder shall be given as provided in the Deed of Trust. This Note and, to the extent consistent with this Note, the other writings related hereto, set forth the entire agreement of Borrowers and Bank as to the subject matter of this Note. Without limiting the generality of the foregoing, Borrowers hereby acknowledge that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrowers’ agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank. The provisions of this Note shall bind Borrowers and Borrowers’ successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note.

        (c)       This Note shall be construed and enforced according to, and governed by, the laws of the State of Ohio without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

(d) Presentment, notice of dishonor and protest are waived by Borrowers and all debtors, sureties, guarantors and endorsers. Time is of the essence with respect to all provisions of this Note.

(e) Absent manifest error, the Bank’s books and records shall be conclusive and binding with respect to the matters set forth therein.

        (f)       AS A MATERIAL INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO BORROWERS, AND AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR OWN SELECTION, BORROWERS AND BANK EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF EITHER PARTY AND ITS RESPECTIVE MEMBERS, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND BANK, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

BORROWERS: NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation By: /s/ Neil A. Mitchell —————————————— Name: Neil A. Mitchell Title: SVP

NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation By: /s/ Neil A. Mitchell —————————————— Name: Neil A. Mitchell Title: SVP